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                                                                   Exhibit 10.13

                              LASERTECHNICS, INC.

                            DEMAND PROMISSORY NOTE


$250,000                                                          March 27, 1997

     LASERTECHNICS, INC., a Delaware corporation having its principal place of business in Carrollton, Texas (the "Company"), for value received, hereby promises to pay to the order of Wolfensohn Associates L.P., a Delaware limited partnership, or its transferees or assigns (the "Holder"), on demand, the principal sum of Two Hundred and Fifty Thousand Dollars ($250,000) together with interest thereon from the date hereof at the rate of twelve percent (12%) per annum (but in no event to exceed the maximum rate permitted under applicable provisions of law). Interest shall be calculated on the basis of actual days elapsed and on a 360-day year, and shall be payable on demand. If any portion of the principal amount of this Note or any accrued interest thereon remains outstanding on December 31, 1997, then the entire principal amount of this Note and all accrued interest thereon shall be and become immediately due and payable on such date.

    The payment of principal and interest shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Principal and interest on this Note shall be paid by wire transfer of Federal funds in accordance with the written instructions of the Holder or, in the absence of such instructions, by check mailed to the Holder at 590 Madison Avenue, 32nd Floor, New York, New York 10022.

    The Company hereby waives presentment for payment, demand for payment, notice of nonpayment, protest and notice of protest.

    This Note may be prepaid in whole or in part (in amounts not less than $50,000) at any time at the option of the Company, without premium or penalty. If this Note is prepaid on or before December 31, 1997, then the Company shall grant to the Holder the right and option to acquire, through December 31, 1997, the Common Stock or other equity securities into which this Note would have been convertible pursuant to the following paragraph if it had not been prepaid, at the price per security specified in the following paragraph. All payments on this Note shall be applied first to interest and the remainder thereof to principal.

    In the event the Company completes an equity financing of Five Million Dollars ($5,000,000) or more on or before December 31, 1997 then the Holder shall have the right, at the Holder's option, at any time or from time to time on or before December 31, 1997, to convert the outstanding principal of and interest on this Note, or such portion thereof as the Holder may wish, into the Common Stock or other equity securities issued in such equity financing (or, at the option of the Holder, equivalent non-voting equity securities), at the price per security paid by the investors in such equity financing.
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    This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors, assigns and transferees.

    The Company hereby promises to pay to the Holder all costs and expenses of collection and enforcement, including without limitation reasonable attorneys' fees and expenses.

    This Note shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to its rules as to conflicts of law). Any judicial proceeding brought against the Company to enforce, or otherwise in connection with, this Note may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Note, the Company (i) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Note and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. THE COMPANY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR CROSS CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

    IN WITNESS WHEREOF, the Company has caused this Note to be signed by its Vice President and has caused its corporate seal to be affixed and attested by its Secretary.

                                    LASERTECHNICS, INC.


                                    By: /s/ E.A. Milo Mattorano
                                        -----------------------
                                    Name: E.A. Milo Mattorano
                                    Title: Vice President and Chief
                                           Financial Officer



[Corporate Seal]

Attested:

/s/ E.A. Milo Mattorano
-----------------------
Name: E.A. Milo Mattorano
Title: Secretary

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